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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              PAPNET OF OHIO, INC.
             (Exact name of Registrant as specified in its charter)

        OHIO                                      31-1282391
(State of incorporation                        (I.R.S. Employer
  or organization)                            Identification No.)

              425 METRO PLACE NORTH, SUITE 140, DUBLIN, OHIO 43017 (Address of principal executive offices, including zip code)


     Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                  Names of each Exchange on which
    to be so registered                  each class is to be registered
    -------------------                  ------------------------------

   COMMON STOCK, NO PAR VALUE               AMERICAN STOCK EXCHANGE


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(2), please check
the following box.                                           / /


     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.        / /


     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Registrant's Common Stock, no par value, is set forth under the caption "Description Of Company Capital Stock" in the Registrant's Registration Statement on Form S-4 (Registration No. 333-08199) as filed on July 16, 1996 and as subsequently amended, which is hereby incorporated herein by reference.

ITEM 2.   EXHIBITS

          Non-applicable.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   PAPNET OF OHIO, INC.


                                   By: /s/ David J. Richards
                                      --------------------------------
                                      David J. Richards, President

Dated:  December 2, 1996



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